 As filed with the Securities and Exchange Commission on December 16, 1997.

                                              Registration No. 333-__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                      AFFILIATED COMPUTER SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                          51-0310342
          -----------------------------              --------------
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)            Identification No.)

                            2828 NORTH HASKELL AVENUE
                             DALLAS, TEXAS  75204
                                (214) 841-6111

       (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)

                                -------------

       AFFILIATED COMPUTER SERVICES, INC. 1997 STOCK INCENTIVE PLAN COMPUTER DATA SYSTEMS. INC. 1991 LONG-TERM INCENTIVE PLAN(1)
                             (Full Title of Plans)

                                -------------

             DAVID W. BLACK, ESQUIRE                      COPY TO:
 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL      DAVID G. LUTHER, ESQUIRE
      AFFILIATED COMPUTER SERVICES, INC.             HUGHES & LUCE, L.L.P.
            2828 NORTH HASKELL AVENUE            1717 MAIN STREET, SUITE 2800
             DALLAS, TEXAS  75201                    DALLAS, TEXAS  75201
                (214) 841-6152
      (Name, Address, and Telephone Number,
  including Area Code, of Agent for Service)

                                -------------

                      CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
  TITLE OF EACH                       PROPOSED          PROPOSED
    CLASS OF           AMOUNT          MAXIMUM           MAXIMUM         AMOUNT OF
   SECURITIES           TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
TO BE REGISTERED    REGISTERED(2)    PER SHARE(3)   OFFERING PRICE(3)      FEE
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
  Common Stock,
 $.01 par value      4,806,849         $22.56       $108,442,513.40     $31,990.54
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

(1) Originally sponsored by Computer Data Systems, Inc., and outstanding options granted thereunder were assumed by the registrant pursuant to the merger between a wholly-owned subsidiary of the registrant and Computer Data Systems, Inc.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Class A Common Stock, as reported on the New York Stock Exchange on December 12, 1997, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The following documents heretofore filed by Affiliated Computer Services, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A (the "1997 Form 10-K"), and the Registrant's annual report to stockholders for the fiscal year ended June 30, 1997, which contain the Registrant's audited financial statements for the Registrant's last completed fiscal year.

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       (c) The description of the Registrant's Class A Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A, dated September 26, 1994, including any amendment or report filed for the purpose of updating such description.

       (d) The description of the Registrant's Rights Agreement contained in its Report on Form 8-K dated August 20, 1997 and in its Registration Statement on Form 8-A dated August 21, 1997.

       (e) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1996 Form 10-K.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being referred to herein as the "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Delaware General Corporation Law (the "DGCL") authorizes Delaware corporations to limit the liability of directors and officers to the corporation or its stockholders to money damages, except for
(a) breaches of a director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. The DGCL, unless limited by the corporation's charter, provides that indemnification is mandatory to the extent that a director, officer, employee or agent, acting in good faith, and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with respect to any criminal action or proceeding, there was no reason to believe that his or her conduct was unlawful, or has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute. The DGCL generally permits indemnification for expenses incurred in the defense or settlement of derivative or third party actions, provided that there is a determination by a quorum of directors who were not parties to the action, or if such quorum is not obtainable, or if directed by such quorum by independent counsel, or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or in a criminal proceeding that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable. The DGCL states that the indemnification provided by the statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       Article NINTH of the Charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the DGCL. Article NINTH of the Charter of the Registrant also authorizes the Registrant to enter into contracts, adopt bylaws or resolutions to provide for the indemnification of the Registrant's directors and officers. Section 33 of the Registrant's bylaws provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the DGCL. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

 5.1*      Opinion of Hughes & Luce, L.L.P.

 23.1*     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1)

 23.2*     Consent of Price Waterhouse, LLP

 24.1*     Power of Attorney (contained in signature page)
--------------
*Filed herewith


ITEM 9.  UNDERTAKINGS.

       (a)  The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii)  To reflect in the prospectus any facts
            or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information
            with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 16th day of December, 1997.

                            AFFILIATED COMPUTER SERVICES, INC.


                            By: /s/ David W. Black
                                --------------------------------------
                                David W. Black
                                Executive Vice President and General Counsel

                              POWER OF ATTORNEY

       We, the undersigned officers and directors of Affiliated Computer Services, Inc., hereby severally constitute and appoint David W. Black, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Affiliated Computer Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                         Title                        Date
      ---------                         -----                        ----

/s/ Darwin Deason
---------------------      Chairman of the Board and Chief     December 16, 1997
Darwin Deason              Executive Officer


/s/ Jeffrey A. Rich
---------------------      President, Chief Operating Officer  December 16, 1997
Jeffrey A. Rich            and Director


/s/ Mark A. King
---------------------      Executive Vice President, Chief     December 16, 1997
Mark A. King               Financial Officer and Director


/s/ Henry G. Hortenstine
------------------------   Executive Vice President            December 16, 1997
Henry G. Hortenstine       and Director



---------------------     *Attorney-in-Fact, Executive Vice    December 16, 1997
David W. Black             President, General Counsel and
                           Director
/s/ Frank A. Rossi
---------------------      Director                            December 16, 1997
Frank A. Rossi

/s/ Joseph P. O'Neill
---------------------      Director                            December 16, 1997
Joseph P. O'Neill

/s/ Clifford M. Kendall
---------------------      Director                            December 16, 1997
Clifford M. Kendall

/s/ Peter A. Bracken
---------------------      Director                            December 16, 1997
Peter A. Bracken